UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2012

WESTPOINT ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-175313	27-4251960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Center Drive, Suite 200
Henderson, Nevada
(Address of Principal Executive Offices)

89052
(Zip Code)

(702) 940-2333
(Registrant’s Telephone Number, Including Area Code)
                                                                                                   _________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2012, Westpoint Energy, Inc. (the “Registrant”) executed a Letter of Intent (the “LOI”) with Juniper Holdings LLC (“Juniper”) granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by Juniper.  The property known as the Juniper Property is located in Esmeralda County, Nevada and currently consists of 19 unpatented claims (the ‘Property”).

Under the LOI, the Registrant will have a six-month exclusive due diligence period to examine the Property for the presence of rare earth elements (“REE”).  At any point prior to the expiry of the due diligence period, the Registrant can acquire 100% of the rights to the Property by making a one-time payment of $40,000.  There are no additional future payments or future royalties under the LOI.  In exchange for the exclusive due diligence period, the Registrant will pay the annual claim fees on the Property to the state and county authorities.  The Registrant estimates the claim fees to be paid are approximately $2,800.  In the event the Company does not exercise its option under the LOI, the Company will have no further financial obligations.

For all the terms and provisions of the subscription agreement, reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Letter of Intent dated August 4, 2012 between Westpoint Energy, Inc. and Juniper Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westpoint Energy, Inc.
(Registrant)

By: /s/ Jarnail Dhaddey
Name: Jarnail Dhaddey Title: President, CEO and Director

Date:  August 8, 2012